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                                                               EXHIBIT (h)(4)(b)

                                  SCHEDULE A
                           OPERATING EXPENSE LIMITS


                                           Maximum Operating Expense Limit
                                   (as a Percentage of average daily net assets)
                                   ---------------------------------------------

PF AIM Blue Chip Fund                                  0.45%
PF AIM Aggressive Growth Fund                          0.45%
PF INVESCO Health Sciences Fund                        0.45%
PF INVESCO Technology Fund                             0.45%
PF Janus Growth LT Fund                                0.45%
PF Janus Strategic Value Fund                          0.45%
PF Lazard International Value Fund                     0.45%
PF MFS Mid-Cap Growth Fund                             0.45%
PF MFS Global Growth Fund                              0.45%
PF PIMCO Managed Bond Fund                             0.45%
PF Pacific Life Money Market Fund                      0.45%
PF Putnam Equity Income Fund                           0.45%
PF Putnam Research Fund                                0.45%
PF Salomon Large-Cap Value Fund                        0.45%

AGREED TO & ACCEPTED BY:


                                    PACIFIC FUNDS


                                    By:  /s/ Glenn S. Schafer
                                       -----------------------
                                    Name:   Glenn S. Schafer
                                    Title:  President


                                    PACIFIC LIFE INSURANCE COMPANY

                                    By:  /s/ Glenn S. Schafer
                                      -----------------------
                                    Name:   Glenn S. Schafer
                                    Title:  President


                                    By:  /s/ Audrey L. Milfs
                                         -------------------
                                    Name:   Audrey L. Milfs
                                    Title:  Vice President & Secretary

Effective: December 31, 2001